Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of DarioHealth Corp. (the "Company") pertaining to the Company’s 2012 Equity Incentive Plan, as amended, of our report dated March 25, 2019, with respect to the consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2018, filed with Securities and Exchange Commission on March 25, 2019.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
December 16, 2019	A Member of Ernst & Young Global